Exhibit 99.1

MARAVAI LIFESCIENCES REPORTS THIRD QUARTER 2023 FINANCIAL RESULTS

Announces Realignment to Drive Operational Efficiencies and Streamline the Business Post-Pandemic

Continued Focus on Expanding Product Portfolio, Market Leadership and Scientific Innovation

SAN DIEGO, Calif., — November 7, 2023 — Maravai LifeSciences Holdings, Inc. (Maravai) (NASDAQ: MRVI), a global provider of life science reagents and services to researchers and biotech innovators, today reported financial results for the third quarter ended September 30, 2023, together with other business updates. Recent highlights include:

Financial:
•Quarterly revenue of $66.9 million, Net loss of $(15.1) million, and Adjusted EBITDA margin of 18%; and
•Updated financial guidance for the full year 2023 to a revenue range of $275.0 million to $285.0 million.
Organizational:
•A planned cost realignment initiative targets at least $30 million in annualized cost reductions including a workforce reduction of approximately 15% (or approximately 100 employees); and
•Launched streamlined Operations and Business organizational structure to enable better execution and strategic decision making.
Partnerships:
•Signed a new partnership agreement with Thermo Fisher for CleanCap® to be incorporated into their bench-scale Invitrogen™ mMessage mMachine™ in-vitro transcription kits;
•Renewed a multi-year supply agreement with Intellia Therapeutics ensuring the consistent provision of cap analogs essential in the synthesis of messenger RNA molecules and strengthening our partnership dedicated to advancing the development of mRNA-based solutions;
•Entered into a non-exclusive supply agreement for TriLink’s proprietary CleanCap® M6, CleanCap® AG 3’Ome, and CleanCap® AG cap analogs to be used in Elixirgen Scientific Japan, Inc.’s mRNA development and manufacturing services, from pre-clinical through Phase III programs;
•Signed a clinical license agreement with Precision BioSciences for them to utilize GMP quality inputs in their mRNA ARCUS genome editing development platform; and
•Founding member of Alliance for mRNA Medicines (AMM). With the founding of the Alliance for mRNA Medicines, our community is now poised to champion scientific standards and public policies that will spur future mRNA breakthroughs.

Awards and Recognitions:
•Cygnus Technologies received a 2023 R&D 100 Award from R&D World Magazine in the Analytical/Test category for the MockV® RVLP Kit; and
•CleanCap® M6 received 2023 Pharma Innovations Award from Pharma Manufacturing.

"Maravai is committed to enable the next generation of medicines, and to deliver on this mission in the most responsible way possible. Our cost realignment plan is designed to optimize business operations and match them to current market conditions," said Trey Martin, Chief Executive Officer, Maravai. "We continue to prioritize our investments in strategic growth areas with long-term potential. Resources were added rapidly during the pandemic to successfully scale to global vaccine production demand. Over the past two quarters, we have seen a marked contraction in customer demand that was faster than expected, requiring us to carefully re-assess our organizational footprint and operating spend.” Martin noted, “We are extremely proud of the critical position the entire Maravai team played during the pandemic response. We sincerely appreciate the dedication and contributions of our impacted colleagues and are committed to supporting them during this transition.”

Maravai plans a cost realignment initiative that includes an expected reduction to the Company’s workforce of approximately 15% (or approximately 100 employees) which is anticipated to be completed in the fourth quarter of 2023. Maravai expects to incur one-time costs of approximately $5.0 million in cash-related severance charges related to the workforce reduction in the fourth quarter of 2023. The labor component of the Company’s planned cost realignment program represents approximately $23 million of the $30 million annualized target, with other specifically identified operating expense reductions comprising the remainder of the initiative.

Martin continued, “We remain confident in the long-term growth rates for mRNA medicines, biologics and cell and gene therapies. We believe our serviceable addressable market has the potential to double over the next five years and that we should be able to outpace market growth with differentiated technologies, products and services.”
Revenue for the Third Quarter 2023

	Three Months Ended September 30,
(Dollars in 000’s)	2023	2022	Year-over-Year % Change
Nucleic Acid Production	$51,228	$174,881	(70.7)%
Biologics Safety Testing	15,637	16,382	(4.5)%
Total Revenue	$66,865	$191,263	(65.0)%
Revenue for the Nine Months Ended September 30, 2023

	Nine Months Ended September 30,
(Dollars in 000’s)	2023	2022	Year-over-Year % Change
Nucleic Acid Production	$165,944	$623,779	(73.4)%
Biologics Safety Testing	48,860	54,509	(10.4)%
Total Revenue	$214,804	$678,288	(68.3)%

Third Quarter 2023 Financial Results
Revenue for the third quarter was $66.9 million, representing a 65% decrease over the same period in the prior year and was driven by the following:
•Nucleic Acid Production revenue was $51.2 million for the third quarter, representing a 71% decrease year-over-year. This includes an estimated $14.9 million of COVID-19 related CleanCap revenue for the third quarter, which was $111.6 million lower than the same period in the prior year. CleanCap demand from COVID-19 vaccine manufacturers has decreased since its peak in the second quarter of 2022 as the pandemic subsided and as a result of unused inventory of Maravai products that customers have on hand. Base Nucleic Acid Production revenue was $36.3 million for the third quarter, which was $12.1 million lower than the same period in the prior year as customers continued to focus on capital conservation efforts.
•Biologics Safety Testing revenue was $15.6 million for the third quarter, representing a 5% decrease year-over-year, as an industry-wide weak demand environment continued in the third quarter.
Net loss and Adjusted EBITDA (non-GAAP) were $(15.1) million and $11.9 million, respectively, for the third quarter of 2023, compared to net income and Adjusted EBITDA (non-GAAP) of $99.7 million and $132.5 million, respectively, for the third quarter of the prior year.
Nine Months Ended September 30, 2023 Financial Results
Revenue for the nine months ended September 30, 2023, was $214.8 million, representing a 68% decrease over the same period in the prior year and was driven by the following:
•Nucleic Acid Production revenue was $165.9 million for the nine months ended September 30, 2023, representing a 73% decrease year-over-year. This includes an estimated $42.4 million of COVID-19 related CleanCap revenue for the nine months ended September 30, 2023, which was $433.8 million lower than the same period in the prior year as CleanCap demand from COVID-19 vaccine manufacturers decreased for the reasons discussed above. Base Nucleic Acid Production revenue was $123.6 million for the nine months ended September 30, 2023, which was $24.1 million lower than the same period in the prior year.
•Biologics Safety Testing revenue was $48.9 million for the nine months ended September 30, 2023, representing a 10% decrease year-over-year.
Net loss and Adjusted EBITDA (non-GAAP) were $(28.4) million and $44.8 million, respectively, for the nine months ended September 30, 2023, compared to net income and Adjusted EBITDA (non-GAAP) of $403.2 million and $508.0 million, respectively, for the same period of the prior year.
Updated Financial Guidance for 2023
Maravai’s financial guidance for the full year 2023 is based on expectations for its existing business and does not include the financial impact of potential new acquisitions, if any, or items that have not yet been identified or quantified. This guidance is subject to a number of risks, uncertainties and other factors, including those identified in “Forward-looking Statements” below.

Given the current market conditions, including prolonged customer capital conservation efforts, total revenue for 2023 is now projected to be in the range of $275.0 million to $285.0 million.
Adjusted EBITDA (non-GAAP) is now expected to be in the range of $55.0 million to $60.0 million.
Adjusted fully diluted EPS (non-GAAP) is now expected to be in the range of $(0.01) to $0.01 per share. Adjusted fully diluted EPS (non-GAAP) is based on the assumption that all the units of Maravai Topco Holdings, LLC (paired with the corresponding shares of Class B common stock) are converted to shares of Class A common stock. The net income included in the Adjusted fully diluted EPS (non-GAAP) has been adjusted to eliminate the net income attributable to non-controlling interest as a result of the assumed full conversion of the units of Maravai Topco Holdings, LLC (paired with the corresponding shares of Class B common stock) for shares of Class A common stock and is further adjusted for certain items that management does not believe directly reflect Maravai’s core operations. All such adjustments have been tax effected at the assumed statutory tax rate of 24%.
Maravai cannot provide guidance for the most closely comparable GAAP measures or reconciliations for the non-GAAP financial measures included in the updated 2023 guidance above because it is unable to provide a meaningful or accurate calculation or estimation of certain reconciling items without unreasonable effort. This is due to the inherent difficulty in forecasting and quantifying certain amounts that are necessary for such reconciliation, including net income attributable to noncontrolling interest, variations in effective tax rate, expenses to be incurred for acquisition activities, and the diluted weighted average number of shares of Class A common stock outstanding for the applicable period from potential proforma exchanges of outstanding Maravai Topco Holdings, LLC units (paired with shares of Class B common stock) for shares of Class A common stock. Thus, Maravai is unable to present quantitative reconciliations of the aforementioned forward-looking non-GAAP financial measures to their most directly comparable forward-looking GAAP financial measures because such information is not available. However, 2023 interest expense is now expected to be in the range of $16.0 million to $18.0 million, 2023 depreciation and amortization is expected to be in the range of $40.0 million to $42.0 million, and 2023 stock-based compensation is expected to be in the range of $34.0 million to $36.0 million.

MARAVAI LIFESCIENCES HOLDINGS, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)
(in thousands, except per share amounts)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2023	2022	2023	2022
Revenue	$66,865	$191,263	$214,804	$678,288
Operating expenses
Cost of revenue	36,686	38,176	113,635	115,704
Selling, general and administrative	38,864	30,795	112,912	92,056
Research and development	4,347	5,389	12,686	13,358
Change in estimated fair value of contingent consideration	2,385	—	69	(7,800)
Total operating expenses	82,282	74,360	239,302	213,318
(Loss) income from operations	(15,417)	116,903	(24,498)	464,970
Other income (expense)
Interest expense	(11,637)	(3,136)	(30,492)	(10,234)
Interest income	7,432	—	20,268	—
Loss on extinguishment of debt	—	—	—	(208)
Change in payable to related parties pursuant to the Tax Receivable Agreement	(1,007)	—	(2,342)	2,340
Other income (expense)	66	(4)	(1,386)	(1,272)
(Loss) income before income taxes	(20,563)	113,763	(38,450)	455,596
Income tax (benefit) expense	(5,461)	14,110	(10,057)	52,362
Net (loss) income	(15,102)	99,653	(28,393)	403,234
Net (loss) income attributable to non-controlling interests	(8,640)	55,184	(15,323)	220,663
Net (loss) income attributable to Maravai LifeSciences Holdings, Inc.	$(6,462)	$44,469	$(13,070)	$182,571

Net (loss) income per Class A common share attributable to Maravai LifeSciences Holdings, Inc.:
Basic	$(0.05)	$0.34	$(0.10)	$1.39
Diluted	$(0.05)	$0.34	$(0.10)	$1.37

Weighted average number of shares outstanding:
Basic	131,930	131,540	131,845	131,518
Diluted	131,930	131,651	131,845	255,323

MARAVAI LIFESCIENCES HOLDINGS, INC.
RECONCILIATION OF NON-GAAP FINANCIAL INFORMATION
(Unaudited)
(in thousands, except per share amounts)

Net (Loss) Income to Adjusted EBITDA
	Three Months Ended September 30,		Nine Months Ended September 30,
	2023	2022	2023	2022
Net (loss) income	$(15,102)	$99,653	$(28,393)	$403,234
Add:
Amortization	6,870	6,254	20,487	18,033
Depreciation	4,071	1,857	8,966	5,604
Interest expense	11,637	3,136	30,492	10,234
Interest income	(7,432)	—	(20,268)	—
Income tax expense	(5,461)	14,110	(10,057)	52,362
EBITDA	(5,417)	125,010	1,227	489,467
Acquisition contingent consideration (1)	2,385	—	69	(7,800)
Acquisition integration costs (2)	3,268	2,760	9,198	10,642
Stock-based compensation (3)	9,987	4,740	25,246	12,675
Merger and acquisition related expenses (4)	46	—	3,708	1,195
Financing costs (5)	—	7	—	1,071
Acquisition related tax adjustment (6)	(77)	—	1,370	1,264
Tax Receivable Agreement liability adjustment (7)	1,007	—	2,342	(2,340)
Other (8)	701	—	1,615	1,814
Adjusted EBITDA	$11,900	$132,517	$44,775	$507,988

Adjusted Net (Loss) Income and Adjusted Fully Diluted Earnings Per Share
	Three Months Ended September 30,		Nine Months Ended September 30,
	2023	2022	2023	2022
Net (loss) income attributable to Maravai LifeSciences Holdings, Inc.	$(6,462)	$44,469	$(13,070)	$182,571
Net (loss) income impact from pro forma conversion of Class B shares to Class A common shares	(8,640)	55,184	(15,323)	220,663
Adjustment to the provision for income tax (9)	2,074	(13,057)	3,670	(52,209)
Tax-effected net (loss) income	(13,028)	86,596	(24,723)	351,025
Acquisition contingent consideration (1)	2,385	—	69	(7,800)
Acquisition integration costs (2)	3,268	2,760	9,198	10,642
Stock-based compensation (3)	9,987	4,740	25,246	12,675
Merger and acquisition related expenses (4)	46	—	3,708	1,195
Financing costs (5)	—	7	—	1,071
Acquisition related tax adjustment (6)	(77)	—	1,370	1,264
Tax Receivable Agreement liability adjustment (7)	1,007	—	2,342	(2,340)
Other (8)	701	—	1,615	1,814
Tax impact of adjustments (10)	(6,765)	(1,525)	(14,948)	(7,604)
Foreign-derived income cash tax benefit (11)	—	423	—	3,306
Net cash tax benefit retained from historical exchanges (12)	(279)	1,850	555	5,550
Adjusted net (loss) income	$(2,755)	$94,851	$4,432	$370,798

Diluted weighted average shares of Class A common stock outstanding	251,033	255,320	251,301	255,323

Adjusted net (loss) income	$(2,755)	$94,851	$4,432	$370,798
Adjusted fully diluted EPS	$(0.01)	$0.37	$0.02	$1.45
____________________
Explanatory Notes to Reconciliations
(1)Refers to the change in estimated fair value of contingent consideration related to completed acquisitions.
(2)Refers to incremental costs incurred to execute and integrate completed acquisitions, and retention payments in connection with these acquisitions.
(3)Refers to non-cash expense associated with stock-based compensation.
(4)Refers to diligence, legal, accounting, tax and consulting fees incurred associated with acquisitions that were pursued but not consummated.
(5)Refers to transaction costs related to the refinancing of Maravai’s long-term debt that are not capitalizable.
(6)Refers to non-cash (income) expense associated with adjustments to the indemnification asset recorded in connection with the acquisition of MyChem, LLC, which was completed in January 2022.
(7)Refers to the adjustment of the Tax Receivable Agreement liability primarily due to changes in Maravai’s estimated state apportionment and the corresponding change of its estimated state tax rate.
(8)For the three and nine months ended September 30, 2023, refers to severance payments, legal settlement amounts, inventory step-up charges in connection with the acquisition of Alphazyme, LLC, certain working capital and other adjustments related to the acquisition of MyChem, and other non-recurring costs. For the nine months ended September 30, 2022, refers to the loss recognized during the period associated with certain working capital and other adjustments related to the sale of Vector Laboratories, Inc., which was completed in September 2021, and the loss incurred on extinguishment of debt.
(9)Represents additional corporate income taxes at an assumed effective tax rate of approximately 24% applied to additional net (loss) income attributable to Maravai LifeSciences Holdings, Inc. from the assumed proforma exchange of all outstanding shares of Class B common stock for shares of Class A common stock.

(10)Represents income tax impact of non-GAAP adjustments at an assumed effective tax rate of approximately 24% and the assumed proforma exchange of all outstanding shares of Class B common stock for shares of Class A common stock.
(11)Represents income tax benefits at Maravai LifeSciences Holdings, Inc. related to the income tax treatment of income derived from sales to foreign-domiciled customers.
(12)Represents income tax benefits due to the amortization of intangible assets and other tax attributes resulting from the tax basis step up associated with the purchase or exchange of Maravai Topco Holdings, LLC units and Class B common stock, net of payment obligations under the Tax Receivable Agreement.

Non-GAAP Financial Information
This press release contains financial measures that have not been calculated in accordance with accounting principles generally accepted in the U.S. (GAAP). These non-GAAP measures include: Adjusted EBITDA and Adjusted fully diluted Earnings Per Share (EPS).
Maravai defines Adjusted EBITDA as net (loss) income before interest, taxes, depreciation and amortization and adjustments to exclude, as applicable: (i) fair value adjustments to acquisition contingent consideration; (ii) incremental costs incurred to execute and integrate completed acquisitions, and associated retention payments; (iii) non-cash expenses related to share-based compensation; (iv) expenses incurred for acquisitions that were pursued but not consummated (including legal, accounting and professional consulting services); (v) transaction costs incurred for debt refinancings; (vi) non-cash expense incurred on loss on extinguishment of debt; (vii) loss or (income) recognized during the applicable period due to changes in the tax receivable agreement liability; (viii) severance payments; (ix) legal settlement amounts; and (x) inventory step-up charges in connection with completed acquisitions. Maravai defines Adjusted Net (Loss) Income as tax-effected earnings before the adjustments described above, and the tax effects of those adjustments. Maravai defines Adjusted Diluted EPS as Adjusted Net (Loss) Income divided by the diluted weighted average number of shares of Class A common stock outstanding for the applicable period, which assumes the proforma exchange of all outstanding units of Maravai Topco Holdings, LLC (paired with shares of Class B common stock) for shares of Class A common stock.
These non-GAAP measures are supplemental measures of operating performance that are not prepared in accordance with GAAP and that do not represent, and should not be considered as, an alternative to net (loss) income, as determined in accordance with GAAP.
Management uses these non-GAAP measures to understand and evaluate Maravai’s core operating performance and trends and to develop short-term and long-term operating plans. Management believes the measures facilitate comparison of Maravai’s operating performance on a consistent basis between periods and, when viewed in combination with its results prepared in accordance with GAAP, helps provide a broader picture of factors and trends affecting Maravai’s results of operations.
These non-GAAP financial measures have limitations as an analytical tool, and you should not consider them in isolation, or as a substitute for analysis of Maravai’s results as reported under GAAP. Because of these limitations, they should not be considered as a replacement for net (loss) income, as determined by GAAP, or as a measure of Maravai’s profitability. Management compensates for these limitations by relying primarily on Maravai’s GAAP results and using non-GAAP measures only for supplemental purposes. The non-GAAP financial measures should be considered supplemental to, and not a substitute for, financial information prepared in accordance with GAAP.

Conference Call and Webcast
Maravai’s management will host a conference call today at 2:00 p.m. PT/ 5:00 p.m. ET to discuss its financial results for the third quarter of fiscal year 2023. Approximately 10 minutes before the call, dial (800) 715-9871 or (646) 307-1963 and reference Maravai LifeSciences, Conference ID 4621071. The call will also be available via live or archived webcast on the "Investors" section of the Maravai web site at https://investors.maravai.com/.
About Maravai
Maravai is a leading life sciences company providing critical products to enable the development of drug therapies, diagnostics and novel vaccines and to support research on human diseases. Maravai’s companies are leaders in providing products and services in the fields of nucleic acid synthesis and biologics safety testing to many of the world's leading biopharmaceutical, vaccine, diagnostics, and cell and gene therapy companies.
For more information about Maravai LifeSciences, visit www.maravai.com.
Forward-looking Statements
This press release contains, and Maravai’s officers and representatives may from time-to-time make, “forward-looking statements” within the meaning of the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995. Investors are cautioned that statements in this press release which are not strictly historical statements constitute forward-looking statements, including, without limitation, statements regarding Maravai’s updated financial guidance for 2023; the realized costs, benefits and extent of Maravai’s cost restructuring and realignment initiatives; Maravai’s future business capabilities; Maravai’s expectations for the future growth rate for biologics, mRNA medicines and CRISPR gene editing; the size of Maravai’s serviceable market; Maravai’s ability to outpace market growth; Maravai’s expectations for growth and profitability; growth opportunities, including inorganic growth; and future innovations, constitute forward-looking statements and are identified by words like “believe,” “expect,” “see,” “project,” “may,” “will,” “should,” “seek,” “anticipate,” or “could” and similar expressions.
Forward-looking statements are neither historical facts nor assurances of future performance. Instead, they are based only on management’s current beliefs, expectations and assumptions regarding the future of Maravai’s business, future plans and strategies, projections, anticipated events and trends, the economy and other future conditions. Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict and many of which are outside of management’s control. Maravai’s actual results and financial condition may differ materially from those indicated in the forward-looking statements. Therefore, you should not rely on any of these forward-looking statements. Important factors that could cause Maravai’s actual results and financial condition to differ materially from those indicated in the forward-looking statements include, among others, the following:
•The extent and duration of Maravai’s revenue associated with COVID-19 related products and services are uncertain and are dependent, in important respects, on factors outside of Maravai’s control.
•Maravai is dependent on the level of its customers’ spending on and demand for outsourced nucleic acid production and biologics safety testing products and services. A reduction in spending or change in spending priorities of Maravai’s customers could significantly reduce demand for its products and services and could have a material adverse effect on Maravai’s business, financial condition, results of operations, cash flows and prospects.
•Ongoing macroeconomic challenges and changes in economic conditions, including adverse developments affecting banks and financial institutions, follow-on effects of those events and related systemic pressures, could negatively impact, directly or indirectly Maravai’s and its customers’ current and future business operations and Maravai’s financial condition, revenue and earnings.
•Certain of Maravai’s products are used by customers in the production of vaccines and therapies, some of which represent relatively new and still-developing modes of treatment. Unforeseen adverse events, negative clinical outcomes, development of alternative therapies or increased regulatory scrutiny of these vaccines and therapies and their financial cost may damage public perception of the safety, utility, or efficacy of these vaccines and therapies or other modes of treatment and may harm Maravai’s customers’ ability to conduct their business. Such events may negatively impact Maravai’s revenue and have an adverse effect on its performance.
•Maravai competes with life science, pharmaceutical and biotechnology companies who are substantially larger than it is and potentially capable of developing new approaches that could make Maravai’s products, services and technology obsolete.
•Ongoing geopolitical instability and the resulting economic disruption may negatively impact Maravai’s business, operations and financial condition.
•Maravai’s acquisitions expose it to risks that could adversely affect its business, and Maravai may not achieve the anticipated benefits of acquisitions of businesses or technologies.
•Maravai depends on a limited number of customers for a high percentage of its revenue. If Maravai cannot maintain its current relationships with customers, fails to sustain recurring sources of revenue with its existing customers, or if it fails to enter into new relationships, Maravai’s future operating results will be adversely affected.
•Maravai relies on a limited number of suppliers or, in some cases, sole suppliers, for some of its raw materials and may not be able to find replacements or immediately transition to alternative suppliers.
•Such other factors as discussed throughout the sections entitled “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our most recent Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, as well as other documents Maravai files with the Securities and Exchange Commission.
Any forward-looking statements made in this release are based only on information currently available to management and speak only as of the date on which it is made. Maravai undertakes no obligation to publicly update any forward-looking statement, whether written or oral, that may be made from time to time, whether as a result of new information, future developments or otherwise.
Contact Information:
Investor Contact: Deb Hart
Maravai LifeSciences
+ 1 858-988-5917
ir@maravai.com

Media Contact: Sara Michelmore
MacDougall Advisors

+1 781-235-3060
maravai@macdougall.bio